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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):    December 7, 2004
                                                  ------------------------


                            MEDICAL DISCOVERIES, INC.

               (Exact name of registrant as specified in charter)

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

              UTAH                           0-12627                     87-0407858
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(State or other jurisdiction of      (Commission File Number)          (IRS Employer
         incorporation)                                             Identification No.)

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                               738 Aspenwood Lane
                             Twin Falls, Idaho 83301
                                 (208) 736-1799
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          (Address of Principal Executive Offices and Telephone Number,
                              Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2004, Medical Discoveries, Inc. (the "Company") entered into a Registration Rights Agreement dated December 3, 2004 among Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP; Mercator Advisory Group, LLC; and the Company. The Registration Rights Agreement was entered into in connection with the contingent sale by the Company of 30,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") of the Company and warrants to purchase 22,877,478 shares of common stock of the Company to Mercator Momentum Fund, LP; Mercator Momentum Fund III, LP and Mercator Advisory Group, LLC. The Registration Rights Agreement requires the Company to file a registration statement with the Securities and Exchange Commission (the "SEC") registering the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants. The registration statement must be filed by December 15, 2004, and the registration statement must be declared effective by the SEC no later than 90 days after it is filed. A copy of the Registration Rights Agreement is attached to this report as Exhibit 4.1.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The Company has sold the following unregistered securities since October 17, 2004. None of the sales involved an underwriter. The Company believes these sales were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 because the sales did not involve a public offering.

        On or about December 7, 2004, the Company entered into a contingent agreement to sell 30,000 shares of its Preferred Stock and warrants to purchase 22,877,478 shares of common stock of the Company for a total offering price of $3 million. Each share of Preferred Stock entitles the holder to convert the share of Preferred Stock into the number of shares of common stock resulting from multiplying $100 by the conversion price. The conversion price is 75% of the average of the lowest three intra-day trading prices for the Company's common stock during the 10 trading days immediately preceding the conversion date, but the conversion price may not exceed $0.1967. The number of shares of common stock subject to the warrants and the exercise price are subject to equitable adjustment in connection with a stock split, stock dividend or similar transaction. The warrants entitle the holder to purchase up to 22,877,478 shares of common stock of the Company on or before the third anniversary of the issuance date of the warrants at $0.1967 per share. The number of shares of common stock subject to the warrants and the exercise price are subject to equitable adjustment in connection with a stock split, stock dividend or similar transaction.

        The sale is contingent upon the Company entering into and closing a definitive agreement to purchase certain assets in a proposed acquisition, the details of which have not yet been disclosed and regarding which no definitive agreement is yet executed.


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ITEM 7.01  REGULATION FD DISCLOSURE.

On December 7, 2004, the Company released the press release attached to this report as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

        Exhibit 4.1 Registration Rights Agreement dated December 3, 2004 among Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Mercator Advisory Group, LLC and Medical Discoveries, Inc.

        Exhibit 99.1  Press release issued December 7, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           MEDICAL DISCOVERIES, INC.


                                           /s/ Judy M. Robinett
                                           -------------------------------
                                           Judy M. Robinett
                                           President and Chief Executive Officer

Date:  December 13, 2004





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                                INDEX TO EXHIBITS
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    EXHIBIT
     NUMBER                           DESCRIPTION OF EXHIBIT
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       4.1          Registration Rights Agreement dated December 3, 2004 among Mercator Momentum
                    Fund, LP, Mercator Momentum Fund III, LP, Mercator Advisory Group, LLC and
                    Medical Discoveries, Inc.


      99.1          Press release issued December 7, 2004.
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